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Triad Hospitals, Inc                                                Exhibit 12.1
Computation of Ratios of Earnings to Fixed Charges


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                                                                 For the Years Ended December 31,
                                                           1999        1998      1997     1996      1995
Earnings:
Income from continuing operations before
  minority interests and income taxes                     $ (112.4) $ (113.9) $ (14.7) $  127.3 $  143.3
Fixed charges, exclusive of capitalized interest              78.9      82.4     73.6      64.5     47.6
                                                          ----------------------------------------------
Income as adjusted                                        $  (33.5) $  (31.5) $  58.9  $  191.8 $  190.9
                                                          ==============================================

Fixed Charges:
Interest charged to expense                               $   67.7  $   68.9  $  60.5  $   52.0 $   36.6
Portion of rents representative of interest                   11.2      13.5     13.1      12.5     11.0
                                                              78.9      82.4     73.6      64.5     47.6
Interest expense included in cost of plant construction         --       1.7      0.4       0.6      0.6
                                                          ----------------------------------------------
                                                          $   78.9  $   84.1  $  74.0  $   65.1 $   48.2
                                                          ==============================================
Ratios of Earnings to Fixed Charges                           (A)       (A)       (A)       3.0      4.0
                                                          ==============================================
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(A) Triad's earnings were insufficient to cover fixed charges by $112.4 million,
    $115.6 million and $15.1 million for the year ended December 31, 1999, 1998 and 1997, respectively